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                                                                    EXHIBIT 10.1


CGXCOMMUNICATIONS

1232 22nd Street, NW
Washington, DC 20037


Phone: 202.463.8500
Fax: 202.463.7190
http://www.cgxcom.com
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CAIS INTERNET
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Consulting & ISP Services

CLEARTEL COMMUNICATIONS
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Long Distance
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TeleFone

OVERVOICE
High-Speed Internet Access
High-Speed Apartment Distribution


                                                                  April 22, 1998

Theodore Ammon
c/o Big Flower Holdings, Inc.
3 East 54/th/ Street
New York, NY 10022

Re:      Investment in CGX Communications, Inc.
         -------------------------------------

Dear Mr. Ammon:

This letter confirms the agreement of Theodore Ammon to make cash investments in each of CGX Communication, Inc., a Delaware corporation ("CGX"), CAIS, Inc., a Virginia corporation ("CAIS"), Cleartel Communications, Inc., a corporation incorporated in the District of Columbia ("CCI") and Cleartel Communications Limited Partnership, a limited partnership formed in the District of Columbia ("CCI LP"). The aggregate amount of such investments will be $1 million. In exchange for such investments, Mr. Ammon will receive a 2.439% equity interest in each of CGX, CAIS, CCI and CCI LP. The equity interest in each corporation/partnership shall be on the same terms and have the same rights as all other outstanding equity of such corporation/partnership.

The investments are made on the condition that: (i) as soon as practicable after the investments, the undersigned will cause CGX, CAIS, CCI and CCI LP to be combined into an operating entity which will own 100% of the assets of CGX, CAIS, CCI and CCI LP (the "CGX Group"); (ii) following such reorganization, Mr. Ammon (or CL Investments, L.P., if Mr. Ammon shall direct) will own a 2.439% equity interest in the CGX Group (on a fully-diluted basis); and (iii) the proceeds of the investments will be used by CGX, CAIS, CCI and CCI LP solely for general business purposes which will not include the repayment of existing indebtedness or the payment of any consideration to the existing shareholders (including dividends, redemptions or any similar actions). The investments are based on an agreed upon valuation of CGX, CAIS, CCI and CCI LP immediately prior to the investments of $40 million.

Following the closing of the investments, the undersigned shall cooperate with Mr. Ammon, without any consideration, to execute, acknowledge and deliver in proper form any further instruments, or take such other actions as Mr. Ammon may reasonably request, to carry out effectively the intent of this Letter. In addition, the
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parties hereby agree that, immediately following the reorganization, Mr. Ammon may transfer his equity ownership in the CGX Group to CL Investments, L.P.

If you are in agreement with the foregoing, please indicate by signing and returning to us a copy of this letter.

Very truly yours,

CGX Communications, Inc.

By:      /s/ Ulysses G. Auger, II
       ---------------------------
Name:  Ulysses G. Auger, II
Title: President

CAIS, Inc.

By:      /s/ Ulysses G. Auger, II
       ---------------------------
Name:  Ulysses G. Auger, II
Title: President

Cleartel Communications, Inc.

By:      /s/ Ulysses G. Auger, II
       ---------------------------
Name:  Ulysses G. Auger, II
Title: President

Cleartel Communications Limited Partnership

By Cleartel Communications, Inc., as general partner

By:      /s/ Ulysses G. Auger, II
       ---------------------------
Name:  Ulysses G. Auger, II
Title: President

Accepted and Agreed:

     /s/ R. Theodore Ammon
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R. Theodore Ammon